Exhibit 5.2

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

December 29, 2025

Medicus Pharma Ltd.

300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

Medicus Pharma Ltd.

Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the "Registration Statement") of Medicus Pharma Ltd., an Ontario corporation (the "Company"), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:

1. the following securities of the Company (together, the "Company Securities"):

A. preferred shares of the Company, no par value (the "Company Preferred Shares");

B. common shares (including shares issued upon conversion of the Company Preferred Shares) of the Company, no par value (the "Company Common Shares");

C. warrants to purchase Company Preferred Shares, Company Common Shares or any combination of them (the "Company Warrants");

D. subscription rights representing the Company's obligation to sell Company Preferred Shares, Company Common Shares or Company Warrants (the "Company Subscription Rights"); and

E. units consisting of any combination of two or more of Company Preferred Shares, Company Common Shares, Company Warrants or Company Subscription Rights (the "Company Units").

The Company Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a "Warrant Agreement"). The Company Subscription Rights will be issued under subscription rights agreements, each between the Company and a subscription rights agent to be identified in the applicable agreement (each, a "Subscription Rights Agreement"). The Company Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a "Unit Agreement").

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the Registration Statement. In addition, we have examined such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) each of the Warrant Agreements, the Subscription Rights Agreements, the Unit Agreements and any other agreement entered into, or officer's certificates or board resolutions delivered, in connection with the issuance of the Company Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the "Operative Agreements"), (ii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto, (iii) the Company Warrants, the Company Subscription Rights, the Company Units and any related Operative Agreements will be governed by the laws of the State of New York, (iv) the Company is validly existing and in good standing under the laws of its jurisdiction of incorporation, (v) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Company Securities, (vi) the execution, delivery and performance of the Operative Agreements and the Company Securities by the Company has been duly authorized by all necessary corporate action and does not violate any of its organizational documents or the laws of its jurisdiction of incorporation, (vii) the due execution and delivery of the Operative Documents under the laws of the Company's jurisdiction of organization and (viii) the execution, delivery and performance of the Operative Agreements and the Company Securities and issuance of the Company Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Company Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Company Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the Company's jurisdiction of organization and any applicable Operative Agreement, (ii) the Company Securities will be duly authorized, executed, issued and delivered by the Company, and, in the case of the Company Warrants, Company Subscription Rights and Company Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iii) the Company Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Company Warrants have been duly authorized by the Company and such Company Warrants have been duly executed, authenticated, issued and delivered, such Company Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When any Company Subscription Rights have been duly authorized, executed and delivered by the Company, such Company Subscription Rights will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. When the Company Units have been duly authorized, issued and delivered by the Company, the Company Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Company Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP